Exhibit 99.1

INVENSENSE® ANNOUNCES THIRD QUARTER FISCAL 2013 RESULTS

•	Third Quarter Fiscal 2013 Net Revenues: $58.9 Million

•	Third Quarter Fiscal 2013 Net Income: $16.8 Million

•	Third Quarter Fiscal 2013 Diluted Earnings Per Share: $0.19

SUNNYVALE, California, January 23, 2013 — InvenSense, Inc. (INVN), the leading provider of MotionTracking(TM) devices, today announced its 2013 fiscal third quarter results.

Net revenue for the third fiscal quarter of 2013 was $58.9 million, up from $41.2 million for the third fiscal quarter of 2012. Net revenue for the first nine months of fiscal 2013 was $153.4 million, up from $119.9 million for the first nine months of fiscal 2012.

Net income for the third fiscal quarter of 2013 was $16.8 million up from $10.6 million for the third fiscal quarter of 2012. Net income for the first nine months of fiscal 2013 was $38.1 million, up from $31.1 million for the first nine months of fiscal 2012.

Diluted earnings per share for the third fiscal quarter of 2013 was $0.19. Diluted earnings per share for the first nine months of fiscal 2013 was $0.44. Diluted earnings per share for the third fiscal quarter of 2012 was $0.10. Diluted earnings per share for the first nine months of fiscal 2012 was $0.34.

InvenSense ended the third fiscal quarter of 2013 with $192.6 million in cash, cash equivalents and investments, compared to $157.8 million at the end of fiscal 2012.

Management also believes that certain other financial information is useful when evaluating business results and supplementally provides that on a non-GAAP (generally accepted accounting principles) basis, net income for the third quarter of fiscal 2013 was $16.9 million, or $0.19 per diluted share. This compares to non-GAAP net income of $11.2 million, or $0.14 per diluted pro forma share for the third quarter of fiscal 2012. Non-GAAP adjustments for the third quarter of fiscal 2013, net of tax included; $2.1 million in non-cash stock-based compensation expense and $0.9 million in executive separation costs offset by $2.9 million of income tax discrete and other benefits, net, associated primarily with an increase in our foreign based income as well as the recent enactment of the R&D tax credit. Non-GAAP net income for the first nine months of fiscal 2013 was $41.1 million, or $0.47 per diluted share. This compares to non-GAAP net income of $32.8 million, or $0.43 per diluted pro forma share for the first nine months of fiscal 2012. Non-GAAP adjustments for the first nine months of fiscal 2013, net of tax, included $4.4 million in non-cash stock-based compensation expense and $0.9 million in executive separation costs offset by $2.4 million of income tax discrete and other benefits, net. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the GAAP Condensed Consolidated Statements of Income below.

Management Qualitative Comments

The third quarter of our fiscal 2013 was a record quarter for InvenSense,” said Behrooz Abdi, president and CEO. “In addition to achieving record levels of revenue and unit shipments, we saw significant design activity across our multi-axis MotionTracking products, including our newly announced, second generation 9-axis products, which include an integrated gyroscope and accelerometer together with a compass solution inside an industry leading 3x3x1mm package. The advanced capability of our innovative MotionTracking solutions is ideally suited for multiple market trends in the mobile and gaming markets as the demand for contextually aware consumer products drive the need for higher accuracy and performance.

Third Quarter Fiscal 2013 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (866) 730.5769 ten minutes prior to the start of the call, using the passcode 13916881. International callers, please dial (857) 350.1593. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286.8010 and enter passcode 57952066. International callers please dial (617) 801.6888. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at http://www.invensense.com. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses, net of tax, recorded under Accounting Standard Codification 718-10 and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the potential for an increase in the attach rates of our motion-processing technology in our markets and the potential for rapid and broad adoption of our fully integrated 6-axis gyroscope and accelerometer and 9-axis products by customers. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products, our achievement of design wins, consumer acceptance of our customers’ products that incorporate our solutions, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products, as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (INVN) is the world’s leading provider of MotionTracking™ solutions for consumer electronic devices. The company’s patented Nasiri-Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion- and gesture-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in Sunnyvale, California and has offices in China, Taiwan, Korea, Japan, and Dubai. More information can be found at www.invensense.com.

Investor Inquiries, Contact:

Alan Krock

Chief Financial Officer

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

408.988.7339 x285

dalmoslino@invensense.com

©2013 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
Net revenue	$58,929	$41,229	$153,424	$119,890
Cost of revenue	27,723	18,538	70,284	52,919

Gross profit	31,206	22,691	83,140	66,971
Operating expenses:
Research and development	6,712	4,758	18,285	14,099
Selling, general and administrative	8,428	4,427	21,887	12,836

Total operating expenses	15,140	9,185	40,172	26,935

Income from operations	16,066	13,506	42,968	40,036
Other income (expense) net	98	(43)	188	166

Income before income taxes	16,164	13,463	43,156	40,202
Income tax (benefit) provision	(654)	2,887	5,023	9,147

Net income	16,818	10,576	38,133	31,055
Net income allocable to convertible preferred stockholders	—	5,157	—	20,618

Net income allocable to common stockholders	$16,818	$5,419	$38,133	$10,437

Basic	$0.20	$0.11	$0.46	$0.36

Diluted*	$0.19	$0.10	$0.44	$0.34

Weighted average shares outstanding in computing net income per share allocable to common stockholders:
Basic	83,218	49,890	82,280	28,770

Diluted	87,350	55,294	87,232	33,591

Pro forma net income per share of common stock
Basic	$0.20	$0.14	$0.46	$0.44

Diluted**	$0.19	$0.13	$0.44	$0.41

Weighted average shares outstanding pro forma
Basic	83,218	74,541	82,280	70,976

Diluted	87,350	80,387	87,232	76,679

*	Diluted net income per share attributable to common stockholders in the three and nine months ended January 1, 2012 is computed by dividing net income attributable to common stockholders, calculated as net income less income allocable to the rights of Series A, Series B and Series C convertible preferred stock holders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested restricted stock, and potential dilutive common shares assuming the dilutive effect of outstanding stock options using the treasury stock method.
**	Pro forma diluted net income per share in the three and nine months ended January 1, 2012 was computed to give effect to the conversion of the Series A, Series B, and Series C convertible preferred shares and certain preferred stock warrants both using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented.

INVENSENSE, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 30, 2012	January 1, 2012	December 30, 2012	January 1, 2012
GAAP net income	$16,818	$10,576	$38,133	$31,055
Items reconciling GAAP net income to non-GAAP net income, net of tax;
Stock-based compensation expense	2,050	633	4,384	1,761
Executive separation costs	930	—	930	—
Income tax – discrete and other benefits, net	(2,930)	—	(2,391)	—

Non-GAAP net income	16,868	11,209	41,056	32,816
Non-GAAP net income allocable to convertible preferred stockholders	—	5,453	—	21,749

Non-GAAP net income allocable to common stockholders	$16,868	$5,756	$41,056	$11,067

Basic	$0.20	$0.12	$0.50	$0.38

Diluted*	$0.19	$0.11	$0.47	$0.36

Weighted average shares outstanding in computing non-GAAP net income per share allocable to common stockholders:
Basic	83,218	49,890	82,280	28,770

Diluted	87,350	55,294	87,232	33,591

Non-GAAP pro forma net income per share of common stock
Basic	$0.20	$0.15	$0.50	$0.46

Diluted**	$0.19	$0.14	$0.47	$0.43

Weighted average shares outstanding non-GAAP pro forma
Basic	83,218	74,541	82,280	70,976

Diluted	87,350	80,387	87,232	76,679

*	and ** same methods as described in condensed consolidated statements of income footnotes.

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 30, 2012	April 1, 2012
Assets
Current assets:
Cash and cash equivalents	$94,039	$153,643
Short-term investments	65,227	4,129
Accounts receivable	24,524	11,931
Inventories	18,800	12,240
Prepaid expenses and other current assets	8,027	4,188

Total current assets	210,617	186,131
Property and equipment, net	6,705	4,011
Long-term investments	33,308	—
Other assets	1,226	3,176

Total assets	$251,856	$193,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,392	$5,446
Accrued liabilities	8,279	7,754

Total current liabilities	16,671	13,200
Long-term liabilities	5,678	3,241

Total liabilities	22,349	16,441
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at December 30, 2012 and April 1, 2012	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 83,858 shares issued and outstanding at December 30, 2012, 80,890 shares issued and outstanding at April 1, 2012	151,227	136,792
Accumulated other comprehensive income	62	1
Retained earnings	78,218	40,084

Total stockholders’ equity	229,507	176,877

Total liabilities and stockholders’ equity	$251,856	$193,318

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	December 30, 2012	January 1, 2012
Cash flows from operating activities:
Net income	$38,133	$31,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,480	1,465
Gain on disposal of property and equipment	—	(160)
Stock-based compensation expense	6,449	2,507
Deferred income tax assets	114	175
Tax effect of employee benefit plans	3,818	—
Excess tax benefit from stock-based compensation	(3,818)	—
Changes in operating assets and liabilities:
Accounts receivable	(12,593)	(536)
Inventories	(6,560)	(851)
Prepaid expenses and other current assets	(3,911)	(585)
Other assets	1,871	(1,603)
Accounts payable	2,933	(2,297)
Accrued liabilities	3,391	4,393

Net cash provided by operating activities	31,307	33,563

Cash flows from investing activities:
Purchase of property and equipment	(4,071)	(1,669)
Proceeds from the sale of property and equipment	—	188
Sale of available-for-sale investments	10,509	7,793
Purchase of available-for-sale investments	(104,820)	(8,025)

Net cash used in investing activities	(98,382)	(1,713)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting commissions	—	69,750
Net proceeds from exercise of warrants and preferred stock	81	499
Proceeds from issuance of common stock	4,064	969
Offering costs	(471)	(1,717)
Payments of long-term debt and capital lease obligations	(21)	(19)
Excess tax benefit from stock-based compensation	3,818	—

Net cash provided by financing activities	7,471	69,482

Net (decrease) increase in cash and cash equivalents	(59,604)	101,332
Cash and cash equivalents:
Beginning of period	$153,643	28,795

End of period	$94,039	$130,127

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$22

Cash paid for income taxes	$31	$6,586

Noncash investing and financing activities:
Unpaid accounts payable for property and equipment purchased	$371	$204

Unrealized gain from available-for-sale investments	$62	$5

Net exercise of warrants	$70	$—

Fixed assets acquired under capital leases	$—	$40

Unpaid offering costs	$—	$357